                                                                    EXHIBIT 99.3

                       REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders
Revnet Systems, Inc.

In our opinion, the accompanying balance sheets and related statements of operations, changes in shareholders' deficit, and cash flows present fairly, in all material respects, the financial position of Revnet Systems, Inc. (the Company) as of December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

As discussed in Note 12, the Company was sold to MessageMedia, Inc. on August 9, 1999.



PricewaterhouseCoopers LLP
Birmingham, Alabama

June 15, 1999, except for Note 12,
 as to which the date is August 9, 1999.

REVNET SYSTEMS, INC.
BALANCE SHEETS
December 31, 1997, 1998, and June 30, 1999

                                                                                                                   JUNE 30,
                                                                                                                     1999
                                                                                   1997              1998         (UNAUDITED)
                                                                                -----------      -----------      -----------
                                     ASSETS
Current assets:
    Cash and cash equivalents                                                   $    60,231      $    41,981      $   289,195
    Accounts receivable, trade - less allowance
       for doubtful accounts of $5,000, $70,000, and
       $73,779 in 1997, 1998, and June 30, 1999, respectively                        43,778          405,002          651,966
    Other current assets                                                              2,859              892            4,465
                                                                                -----------      -----------      -----------
              Total current assets                                                  106,868          447,875          945,626
                                                                                -----------      -----------      -----------
Property and equipment, net                                                          37,473           88,030          154,011
                                                                                -----------      -----------      -----------
              Total assets                                                      $   144,341      $   535,905      $ 1,099,637
                                                                                ===========      ===========      ===========

                 LIABILITIES AND SHAREHOLDERS' DEFICIT

Current liabilities:
    Credit facility                                                             $   496,788      $   583,000      $   766,000
    Trade accounts payable                                                           87,360           70,027          252,458
    Cash overdrafts                                                                   4,190             --               --
    Accrued liabilities:
       Sales tax                                                                       --            130,000          258,000
       Commissions, salaries, and benefits                                           29,139           99,338          165,019
       Vacation                                                                       5,731           19,772           34,987
       Interest                                                                      16,756           18,474           27,591
    Deferred revenue                                                                 22,744          130,113          283,720
    Liability for sales returns                                                      14,000           50,000           70,000
                                                                                -----------      -----------      -----------
              Total current liabilities                                             676,708        1,100,724        1,857,775
                                                                                -----------      -----------      -----------

Accrued salary                                                                      222,000          222,000          222,000
Note payable                                                                         50,000
Note payable - shareholder                                                          195,000          214,988          214,988
                                                                                -----------      -----------      -----------
              Total liabilities                                                   1,143,708        1,537,712        2,294,763
                                                                                -----------      -----------      -----------

Shareholders' deficit:
    Nonvoting common stock, $.001 par value, 1,000,000
       shares authorized, 0 shares issued
    Common stock, $.001 par value, 10,000,000 shares
       authorized, 4,318,104, 5,249,629, and 5,437,000
       shares issued in 1997, 1998, and June 30, 1999, respectively                   4,318            5,250            5,437
    Paid-in capital                                                               1,435,524        2,849,986        4,517,177
    Deferred financing cost                                                         (38,758)         (22,752)            --
    Deferred compensation                                                              --               --         (1,122,459)
    Accumulated deficit                                                          (2,400,451)      (3,834,291)      (4,595,281)
                                                                                -----------      -----------      -----------

              Total shareholders' deficit                                          (999,367)      (1,001,807)      (1,195,126)
                                                                                -----------      -----------      -----------

              Total liabilities and shareholders' deficit                       $   144,341      $   535,905      $ 1,099,637
                                                                                ===========      ===========      ===========

   The accompanying notes are an integral part of these financial statements.

REVNET SYSTEMS, INC.
STATEMENTS OF OPERATIONS
for the years ended December 31, 1996, 1997, and 1998
and for the six months ended June 30, 1998 and 1999


                                                                                                 SIX MONTHS       SIX MONTHS
                                                                                                    ENDED            ENDED
                                                                                                   JUNE 30,         JUNE 30,
                                                                                                     1998            1999
                                                  1996             1997            1998          (UNAUDITED)      (UNAUDITED)
                                              ------------     ------------     -----------      -----------      -----------
Total revenues                                $      --        $    76,318      $ 1,113,035      $   415,454      $ 1,418,622
                                              -----------      -----------      -----------      -----------      -----------
Cost of revenues                                     --             39,436          142,861           39,148          116,541
Marketing and sales                               245,535          425,932          990,303          303,236          809,792
Research and development                          223,919          271,308          295,037           96,323          206,130
General and administrative expense                298,391          397,298          986,968          470,614          969,749
Depreciation and amortization                       9,479           16,995           31,679           13,800           22,667
                                              -----------      -----------      -----------      -----------      -----------

             Operating loss                      (777,324)      (1,074,651)      (1,333,813)        (507,667)        (706,257)
                                              -----------      -----------      -----------      -----------      -----------
Other income (expense):
   Interest income                                  2,756            2,080            7,172            6,355            1,062
   Interest expense                                  (303)         (77,561)        (106,790)         (60,043)         (55,795)
   Miscellaneous expense, net                       2,072          (13,585)            (409)            (159)            --
                                              -----------      -----------      -----------      -----------      -----------

             Total other income (expense)           4,525          (89,066)        (100,027)         (53,847)         (54,733)
                                              -----------      -----------      -----------      -----------      -----------

             Net loss                         $  (772,799)     $(1,163,717)     $(1,433,840)     $  (561,514)     $  (760,990)
                                              ===========      ===========      ===========      ===========      ===========


The accompanying notes are an integral part of these financial statements.

REVNET SYSTEMS, INC.
STATEMENTS OF CHANGES IN SHAREHOLDERS' DEFICIT for the years ended December 31, 1996, 1997, and 1998, and for the six months ended June 30, 1999


                                                              DEFERRED                   ADDITIONAL
                                  COMMON        COMMON        FINANCING     DEFERRED      PAID-IN      ACCUMULATED
                                  SHARES        STOCK           COST      COMPENSATION    CAPITAL        DEFICIT       TOTAL
                               -----------    -----------    -----------   -----------   -----------   -----------   -----------
Balance, December 31, 1995       3,308,000    $     3,308    $      --     $      --     $   320,393   $  (463,935)  $  (140,234)
Issuance of common stock           790,000            790           --            --         799,311                     800,101
Net loss for year                     --             --             --            --            --        (772,799)     (772,799)
                               -----------    -----------    -----------   -----------   -----------   -----------   -----------

Balance, December 31, 1996       4,098,000          4,098           --            --       1,119,704    (1,236,734)     (112,932)
Issuance of common stock           135,104            135           --            --         184,865          --         185,000
Stock based compensation            80,000             80           --            --          51,953          --          52,033
Exercise of stock options            5,000              5           --            --           1,486          --           1,491
Stock options issued for debt
     guarantees (see Note 7)          --             --          (77,516)         --          77,516          --            --
Deferred financing cost
     amortization                     --             --           38,758          --            --            --          38,758
Net loss for year                     --             --             --            --            --      (1,163,717)   (1,163,717)
                               -----------    -----------    -----------   -----------   -----------   -----------   -----------

Balance, December 31, 1997       4,318,104          4,318        (38,758)         --       1,435,524    (2,400,451)     (999,367)
Issuance of common stock           834,525            835           --            --       1,250,955          --       1,251,790
Stock based compensation            45,000             45           --            --          67,455          --          67,500
Note payable retired through
     issuance of common
     stock                          50,000             50           --            --          49,950          --          50,000
Exercise of stock options            2,000              2           --            --             598          --             600
Stock options issued for debt
     guarantees (see Note 7)            --             --        (45,504)         --          45,504          --            --
Deferred financing cost
     amortization                     --             --           61,510          --            --            --          61,510
Net loss for year                     --             --             --            --            --      (1,433,840)   (1,433,840)
                               -----------    -----------    -----------   -----------   -----------   -----------   -----------

Balance, December 31, 1998       5,249,629          5,250        (22,752)         --       2,849,986    (3,834,291)   (1,001,807)
Exercise of stock options          187,371            187           --            --         363,691          --         363,878
Deferred financing cost
     amortization                     --             --           22,752          --            --            --          22,752
Stock options issued resulting
     in deferred compensation         --             --             --      (1,303,500)    1,303,500          --            --
Deferred compensation
     expense                          --             --             --         181,041          --            --         181,041
Net loss                              --             --             --            --            --        (760,990)     (760,990)
                               -----------    -----------    -----------   -----------   -----------   -----------   -----------
Balance, June 30, 1999
     (unaudited)               $ 5,437,000    $     5,437    $      --     $(1,122,459)  $ 4,517,177   $(4,595,281)  $(1,195,126)
                               ===========    ===========    ===========   ===========   ===========   ===========   ===========

   The accompanying notes are an integral part of these financial statements.

REVNET SYSTEMS, INC.
STATEMENTS OF CASH FLOWS
for the years ended December 31, 1996, 1997, and 1998, and for the six months ended June 30, 1998 and 1999

                                                                                                       SIX MONTHS     SIX MONTHS
                                                                                                         ENDED           ENDED
                                                                                                        JUNE 30,        JUNE 30,
                                                                                                          1998           1999
                                                           1996             1997             1998      (UNAUDITED)    (UNAUDITED)
                                                       -----------      -----------     -----------    -----------    -----------
Cash flows from operating activities:
     Net loss                                          $  (772,799)     $(1,163,717)    $(1,433,840)   $  (561,514)   $  (760,990)
     Adjustments to reconcile net loss to net cash
        used in operating activities:
           Depreciation and amortization                     9,479           16,995          31,679         13,800         22,667
           Provision for losses on accounts
                receivable                                    --              5,000          20,000         22,100          3,779
           Interest accrued on shareholder loan               --               --            19,988         19,988           --
           Stock based compensation                           --             52,033          67,500         67,500           --
           Deferred finance cost amortization                                38,758          61,510         38,758         22,752
           Compensation from stock options                    --               --              --             --          181,041
           (Increase) decrease in:
              Accounts receivable                             --            (48,778)       (381,224)      (193,347)      (250,743)
              Other current assets                         (37,673)          34,994           1,919         (1,071)        (3,573)
           Increase (decrease) in:
              Trade accounts payable                         3,071           55,331         (17,333)        11,421        182,431
              Accrued liabilities                           17,469           61,989         251,958         52,702        302,863
              Deferred revenue                                --             22,744         107,369         (3,930)        88,757
                                                       -----------      -----------     -----------    -----------    -----------
                 Net cash used in operating
                      activities                          (780,453)        (924,651)     (1,270,474)      (533,593)      (211,016)
                                                       -----------      -----------     -----------    -----------    -----------
Cash flows from investing activities:
     Purchase of property and equipment                    (19,064)         (24,096)        (82,188)       (66,926)       (88,648)
                                                       -----------      -----------     -----------    -----------    -----------
                 Net cash used in investing
                      activities                           (19,064)         (24,096)        (82,188)       (66,926)       (88,648)
                                                       -----------      -----------     -----------    -----------    -----------
Cash flows from financing activities:
     Proceeds from credit facility                            --            496,788         583,000           --          183,000
     Repayment of credit facility                             --               --          (496,788)      (496,788)          --
     Cash overdraft                                           --              4,190          (4,190)          --             --
     Proceeds from issuance of common stock                800,101          185,000       1,251,790      1,249,990           --
     Proceeds from exercise of stock options                  --              1,491             600           --          363,878
     Proceeds from issuance of note payable                122,000          195,000            --             --             --
                                                       -----------      -----------     -----------    -----------    -----------
                 Net cash provided by
                   financing activities                    922,101          882,469       1,334,412        753,202        546,878
                                                       -----------      -----------     -----------    -----------    -----------
                 Net change in cash and
                    cash equivalents                       122,584          (66,278)        (18,250)       152,683        247,214

Cash and cash equivalents, beginning of year                 3,925          126,509          60,231         60,231         41,981
                                                       -----------      -----------     -----------    -----------    -----------
Cash and cash equivalents, end of year                 $   126,509      $    60,231     $    41,981    $   212,914    $   289,195
                                                       ===========      ===========     ===========    ===========    ===========
Supplemental disclosure:
     Interest paid                                     $       303      $    22,047     $    23,576    $    11,400    $    24,000
                                                       ===========      ===========     ===========    ===========    ===========
Noncash financing activity:
     Issuance of note payable -
        Shareholder as an interest note                       --               --       $    19,988    $    19,988           --
                                                       ===========      ===========     ===========    ===========    ===========
     Note payable retired through
         Issuance of common stock                             --               --       $    50,000    $    50,000           --
                                                       ===========      ===========     ===========    ===========    ===========
     Issuance of common stock
         as stock based compensation                          --        $    52,033     $    67,500    $    67,500           --
                                                       ===========      ===========     ===========    ===========    ===========


The accompanying notes are an integral part of these financial statements.

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS



1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         NATURE OF BUSINESS - Revnet Systems, Inc. (the Company) was incorporated on March 18, 1994 under the laws of the State of Alabama. The Company primarily develops and markets software and services for the management of internet communications. The Company's products and services are designed to manage e-mail lists for firms involved in electronic commerce on the internet, as well as for associations, universities, and governments. The Company also provides software and services that enable interactive e-mail discussion groups. The Company is headquartered in Huntsville, Alabama.

         INTERIM RESULTS (UNAUDITED) - The interim financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and, therefore, do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, these statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring accruals, that are necessary for the fair statement of results for the unaudited interim periods. The operating results for the interim period are not necessarily indicative of the results to be expected for a full fiscal year or for any future periods.

         CASH AND CASH EQUIVALENTS - The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents.

         PROPERTY AND EQUIPMENT - Property and equipment is stated at cost, less accumulated depreciation. Depreciation is computed using primarily the double declining balance method over the estimated useful lives of the assets which generally range from 3 to 7 years. Maintenance and repairs are charged to expense as incurred. Upon sale, retirement, or other disposition of these assets, the cost and related accumulated depreciation are removed from the respective accounts, and any gain or loss is included in net income.

         SOFTWARE DEVELOPMENT COSTS - The Company capitalizes certain internal software development costs when incurred upon the establishment of technological feasibility. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management with respect to certain external factors including, but not limited to, technological feasibility, anticipated future gross revenues, estimated economic life and changes in software and hardware technologies. At December 31, 1998, no internal software development costs have been capitalized because anticipated future gross revenues may not support recoverability.

         DEFERRED REVENUE AND REVENUE RECOGNITION - Deferred revenue arises as a normal part of business from advance payments for service contracts. Revenue attributable to product service agreements and maintenance contracts is recognized on a straight-line basis over the term of the respective agreement. The Company records revenue attributable to software product sales upon shipment of the related products, net of any discounts. No significant post-shipment obligations exist for the Company's software sales.

         LIABILITY FOR SALES RETURNS - The Company's sales generally include a 90-day limited warranty. The liability for sales returns is management's estimate of the Company's liability for such sales returns on sales made by the Company.

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



         RESEARCH AND DEVELOPMENT COSTS - Research and development costs are expensed as incurred.

         ADVERTISING EXPENSE - Advertising costs are expensed as incurred. Advertising expense totaled approximately $118,000, $148,000, and $173,000 for the years ended December 31, 1996, 1997, and 1998, respectively.

         ACCOUNTING FOR INCOME TAXES - On January 1, 1998, the Company elected to terminate its subchapter S Corporation tax status. Deferred income taxes are recognized for tax consequences in future years of temporary differences between the tax bases of assets and liabilities and their financial reporting amounts at year end. The amounts recognized are based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable for the period and the change during the period in deferred tax assets and liabilities.

         USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the reported amounts of revenues and expenses. Actual results could differ from those estimates.

2.       PROPERTY AND EQUIPMENT

         Property and equipment consists of the following at December 31, 1997 and 1998, and June 30, 1999:

                                                                     JUNE 30,
                                                                       1999
                                             1997         1998      (UNAUDITED)
                                           --------     --------    -----------
         Equipment                         $ 74,082     $156,269     $244,917
         Furniture                            7,309        7,309        7,309
                                           --------     --------     --------
                                             81,391      163,578      252,226
         Less accumulated depreciation       43,918       75,548       98,215
                                           --------     --------     --------
                                           $ 37,473     $ 88,030     $154,011
                                           ========     ========     ========


3.       CREDIT FACILITY AND NOTE PAYABLE

         The Company has a revolving bank line of credit that provides for borrowings up to $660,000, and was repaid on August 9, 1999. Pursuant to the agreement, the Company was required to provide the bank with personal guarantees acceptable to the bank in an aggregate amount equal to or exceeding the outstanding amount under the loan at all times. At December 31, 1998 and June 30, 1999, guarantees in the amount of $645,000 had been provided under this credit facility. Interest accrues at 9.00% payable monthly. The Company's assets are provided as collateral for these borrowings. The unpaid principal balance at December 31, 1997 and 1998, and June 30, 1999 was $496,788, $583,000,
         and $603,000 (unaudited), respectively.

         During the year ended December 31, 1996, the Company entered into a $50,000 non-interest bearing note payable. During 1998, the note payable was retired through the issuance of common stock.

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



4.       OPERATING LEASES

         The Company leases office space and certain equipment under various noncancelable operating leases with terms between one and five years, expiring between 1999 and 2003. Rental expense was $32,953, $47,120, and $47,710 for the years ended December 31, 1996, 1997, and 1998, respectively. Future minimum payments under these operating leases are as follows:

         Years ending December 31:
               1999                                            $  78,028
               2000                                               59,235
               2001                                                5,339
                                                               ---------
                                                               $ 142,602
                                                               =========

         Included in the future minimum payments above is a building lease with a monthly rental payment of $5,660 expiring on September 30, 2000. The Company can terminate the lease by providing sixty days written notice.



5.       CONTINGENCIES

         The Company has a contingent liability arising from pending litigation in which a third party contends that the Company has infringed a patent belonging to the third party. After extensive review of the claims at issue, management does not believe that any of its products are covered by any valid claim of the third party's patent. As a result, it is management's opinion that the probable resolution of such contingencies will not materially affect the financial position, results of operations, or cash flows of the Company. The Company is not aware of any other pending or threatened litigation matter that could have a material adverse affect on the Company's business, operations, financial condition, or cash flows.

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



6.       EMPLOYEE BENEFIT PLAN

         Substantially all of the Company's eligible full-time employees participate in a Company sponsored defined contribution 401(k) profit sharing plan. Under the plan, employees may elect to defer up to fifteen percent (15%) of their salary, subject to Internal Revenue Service limits. The Plan also allows for the Company to make a discretionary profit sharing contribution or a discretionary matching contribution. The matching contribution is based on a percentage of the employees pretax contribution. The profit sharing contribution is allocated to employees based on their eligible salary as defined by the plan. The Company made no contributions to the plan during the years ended December 31, 1996, 1997, and 1998.



7.       STOCKHOLDERS' EQUITY

         STOCK OPTIONS FOR LOAN GUARANTEES - In consideration of personal guarantees of a line of credit agreement entered into by the Company on May 23, 1997, a Stock Option Agreement (1997 Agreement) was entered into with the guarantors whereby each guarantor was granted an option to purchase one share of common stock at an exercise price of $1.50 per share for each $1.50 guaranteed by the respective guarantor. The number of shares authorized under the 1997 Agreement is limited by the maximum line of credit extended. A total of 317,983 options were granted under the 1997 Agreement, become exercisable immediately, and expire three years from the date of grant. Based upon the fair value of the options at the date of grant using an option pricing model, the Company recorded deferred financing cost at the date of grant of $77,516 which is amortized over the one year term of the line of credit on a straight-line basis. The unamortized deferred financing cost is included in shareholders' deficit in the accompanying balance sheet.

         In consideration of a personal guarantee of a line of credit agreement entered into by the Company on July 2, 1998, a Stock Option Agreement (1998 Agreement) was entered into with the guarantors whereby each guarantor was granted an option to purchase one share of common stock at an exercise price of $1.50 per share for each $1.50 guaranteed by the respective guarantor. The number of shares authorized under the 1998 Agreement is limited by the maximum line of credit extended. A total of 186,666 options were granted under the 1998 Agreement, become exercisable immediately, and expire three years from the date of grant. Based upon the fair value of the options at the date of grant using an option pricing model, the Company recorded deferred financing cost at the date of grant of $45,504 which is amortized over the one year term of the line of credit on a straight-line basis. The unamortized deferred financing cost is included in shareholders' deficit in the accompanying balance sheet.

         STOCK OPTION PLANS - In October 1994, the Company adopted an Employee Incentive Stock Option Plan (1994 Plan) designed to attract, motivate, and retain key employees. The 1994 Plan authorizes the issuance of up to 480,000 shares of common stock. In May 1997, the Company increased the number of authorized shares under the 1994 Plan from 480,000 common shares to 1,080,000 common shares. Options granted under the 1994 Plan become exercisable two years after the date of grant and expire five years after the date of grant.

         Effective April 1, 1997, the Company adopted an Employee Incentive Stock Option Plan (1997 Plan) for certain key employees, under which 400,000 shares of common stock were reserved for issuance. Options granted under the 1997 Plan vest based on cumulative gross revenue during the vesting period as defined by the Plan and terminate after five years from the date of grant.

         The Company adopted a Director's Stock Option Plan (Director's Plan) effective September 1996, under which 30,000 shares of common stock were authorized. Options granted under

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



         the Director's Plan become exercisable immediately and expire three years from the date of grant.

         In connection with the Private Offering Memorandum (Offering) dated October 31, 1997, the Company entered into a Stock Option Agreement (Private Offering Agreement) whereby each investor was granted an option to purchase one share of common stock at an exercise price of $2.50 for each share of common stock purchased under the Offering. Options granted under the Private Offering Agreement total 939,993, become exercisable immediately and expire three years from the date of grant.

         On February 1, 1999, the Company granted 1,185,000 nonqualified stock options to certain members of management at an exercise price of $0.40 per share. The fair value of the options on the date of grant as determined by management was $1.50 per share. The options vest over a two and one-half year period, with 50% of options vesting over the first eighteen months and 50% vesting over the following twelve months. On February 1, 1999, the Company recorded deferred compensation expense for the difference between the fair value of the options and the exercise price at the date of grant. The deferred compensation expense, which is included in shareholders' deficit, will be amortized over the stock option vesting period.

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



         Option activity under all stock option plans combined is presented in the table below:

                                                                                                      WEIGHTED
                                                                                                      AVERAGE
                                                             NUMBER OF           RANGE OF             EXERCISE
                                                             OPTIONS         EXERCISE PRICES           PRICE
                                                          -------------    --------------------   -----------------
         Options outstanding, December 31, 1995                165,000        $ .25                  $      .25
         Options granted                                        80,000        $ .30 - $1.00          $      .53
                                                             ---------

         Options outstanding, December 31, 1996                245,000        $ .25 - $1.00          $      .29
         Options granted                                       510,000        $1.00 - $1.50          $     1.50
         Options exercised                                      (5,000)                              $      .30
                                                             ---------

         Options outstanding, December 31, 1997                750,000        $ .25 - $1.50          $      .80
         Options granted                                     1,720,642        $1.00 - $2.50          $     2.05
         Options exercised                                      (2,000)                              $      .30
                                                             ---------

         Options outstanding, December 31, 1998              2,468,642        $ .25 - $2.50          $     1.67
         Options granted (unaudited)                         1,297,500        $1.50 - $2.25          $     1.56
         Options exercised (unaudited)                        (187,371)                              $     1.94
                                                             ---------

         Options outstanding, June 30, 1999 (unaudited)      3,578,771
                                                             =========


The following table summarizes information about stock options outstanding at December 31, 1998:

                                                WEIGHTED
                                                AVERAGE          WEIGHTED                           WEIGHTED
             RANGE OF          NUMBER          REMAINING          AVERAGE          NUMBER           AVERAGE
             EXERCISE        OUTSTANDING      CONTRACTUAL        EXERCISE        EXERCISABLE        EXERCISE
              PRICES          12/31/98            LIFE             PRICE          12/31/98           PRICE
         ----------------- ----------------  ---------------  ---------------- ----------------  ---------------
         $ .25 - $.60           220,000           1.77             $ .29           220,000          $ .29
         $1.00                  524,000           3.30             $1.00           314,000          $1.00
         $1.50                  784,649           2.84             $1.50           535,649          $1.50
         $2.50                  939,993           2.17             $2.50           939,993          $2.50
                              ---------                                          ---------
                              2,468,642                                          2,009,642
                              =========                                          =========


         The options above were issued at exercise prices at or above the fair market value at the date of grant. At December 31, 1998, 486,000 options were available for grant under the plans.

         The Company applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for its employee and director stock option plans. Accordingly, no compensation expense has been recognized for these stock option plans. Had compensation cost for the Company's employee and director stock-based plans been determined based on the fair value at the grant dates for awards under those plans consistent with the method prescribed in SFAS No. 123, Accounting for Stock-Based Compensation, the Company's net loss and loss per share would have been reduced to the pro forma amounts indicated as follows:

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



                                        1996             1997             1998
                                        ----             ----             ----
         Net loss - as reported     $  (772,799)     $(1,163,717)     $(1,433,840)
         Net loss - pro forma       $  (781,608)     $(1,172,544)     $(1,467,844)


         The pro forma amounts reflected above are not representative of the effects on reported net income in future years because, in general, the options granted typically do not vest for several years and additional awards are made each year. The fair value of each employee and director option grant is estimated on the grant date using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                  1996            1997          1998
                                                  ----            ----          ----
         Dividend yield                                 0               0               0
         Expected life (years)                      2 - 5           2 - 5           2 - 5
         Expected volatility                            0%              0%              0%
         Risk-free interest rate (range)     5.02% - 6.41%   5.69% - 6.70%   4.74% - 5.58%

         OTHER - The Company has granted to certain employees and vendors stock as compensation. During 1998, 45,000 and 1,200 shares of the Company's common stock were issued to employees and vendors, respectively, and $67,500 and $1,800 was charged to expense. During 1997, 80,000 and 3,437 shares of the Company's common stock were issued to employees and vendors, respectively, and $48,000 and $4,033 was charged to expense.

8.       RELATED PARTIES

         On February 28, 1997, the Company issued a note payable to the majority shareholder for $195,000, bearing interest at 10.25% per annum. In accordance with the agreement, interest accrued at the one-year anniversary of the note was deferred and added to the principal balance. The principal and any accrued interest is payable on demand by the majority shareholder, or may be paid at any time at the Company's discretion. In the event that adequate funding is not received from outside investors, the majority shareholder has agreed not to demand payment of the note during the year ending December 31, 1999.

         The Company has an accrued salary payable to the CEO and majority shareholder for wages earned from 1994 through 1997 amounting to $222,000 at December 31, 1997 and 1998. The accrued balance at June 30, 1999 was also $222,000 (unaudited). No interest was accrued on the accrued salary during 1994 through 1998. Had interest been accrued on the liability, interest expense for the liability at a rate of 8.25% per annum would have been approximately $23,000 for 1998 and $69,000 for the period 1994 (inception) through 1998.

9.       CONCENTRATION OF CREDIT RISK

         The Company endeavors to keep pace with the evolving computer industry and has adopted credit policies and standards intended to accommodate industry growth and inherent risk. Management believes that credit risks are moderated by the diversity of its end customers and geographic sales areas. The Company performs ongoing credit evaluations of its customers' financial condition.

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



10.      INCOME TAXES

         The benefit for income taxes is comprised of the following for the year ended December 31, 1998:

         Deferred income tax benefit       $(534,000)
         Change in valuation allowance       534,000
                                           ---------

                                           $       0
                                           =========

         The provision for income taxes is different from the amount computed by applying the federal income statutory rate of 34% to income before income taxes primarily due to state taxes and the effects of changes in the deferred tax asset valuation allowance.

         The components of deferred income taxes recognized as of December 31, 1998 are as follows:


                                                  NET CURRENT         NET LONG-
                                                   DEFERRED         TERM DEFERRED
                                                   TAX ASSET          TAX ASSET
                                                ----------------   ----------------
         Deferred tax assets                    $       16,000     $       518,000
         Less: valuation allowance                     (16,000)           (518,000)
                                                --------------     ---------------
            Total                               $            0     $             0
                                                ==============     ===============

         Deferred tax assets and liabilities relate to net operating loss carryforwards and differences between the tax bases and financial reporting amounts of the allowance for doubtful accounts and accrued liabilities. The Company has a net operating loss carryforward of approximately $1,434,000 at December 31, 1998 which results in a deferred tax asset of approximately $518,000 at December 31, 1998. The carryforward expires in the year 2013.

         The Company has recorded a full valuation allowance against the deferred tax asset at December 31, 1998. The valuation allowance will be reduced and the tax benefit recognized when the Company is in a profitable operating position and circumstances indicate it is more likely than not that the deferred tax assets will be realized.

         Prior to January 1, 1998, the Company operated as a Subchapter S Corporation with income and/or losses allocated to the Company's shareholders for income tax purposes.

11.      SUBSEQUENT LINE OF CREDIT AND STOCK OPTION AGREEMENT

         In February 1999, the Company obtained an additional revolving bank line of credit that provides for borrowings up to $300,000. The line of credit was repaid on August 9, 1999. Pursuant to the agreement, the Company was required to provide the bank with personal guarantees acceptable to the bank in an aggregate amount equal to or exceeding the outstanding amount under the loan at all times. At June 30, 1999, guarantees in the amount of $250,000 had been provided. Interest accrues at 8.25% payable monthly. The unpaid balance at June 30, 1999 was $163,000 (unaudited).

REVNET SYSTEMS, INC.
NOTES TO FINANCIAL STATEMENTS (continued)



         In consideration of a personal guarantee of the February 1999 line of credit, a stock option agreement was entered into whereby the guarantor was granted an option to purchase 12,500 shares of common stock at an exercise price of $2.00 per share for each $2.00 guaranteed, and 100,000 shares of common stock at an exercise price of $2.25 per share for each $2.25 guaranteed. The options become exercisable immediately and expire three years from the date of grant. Based upon the terms of the option at the date of grant, the fair value of the options was determined by management to be immaterial.



12.      SUBSEQUENT MAJORITY SHAREHOLDER TRANSACTIONS AND SALE OF THE COMPANY

         On July 8, 1999, the majority shareholder exercised 200,000 nonqualified stock options for the Company's nonvoting common stock at an exercise price of $1.50 per share. The proceeds of this exercise were used to repay $300,000 of the note payable to shareholder, accrued salary to shareholder and previously unpaid interest on the shareholder note in the aggregate amount of $446,104.

         On August 9, 1999, MessageMedia, Inc. acquired all outstanding shares of the Company, and the remaining balance due to the majority shareholder was converted to MessageMedia, Inc. stock. Subsequent to August 9, 1999, the Company will operate as a wholly-owned subsidiary of MessageMedia, Inc.